UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2015

DATARAM CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 571, P.O. Box 7258, Princeton, NJ 08543-7528

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (609) 799-0071

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02. Results of Operations and Financial Condition.

On September 15, 2015, Dataram Corporation announced the results of operations for fiscal 2016 first quarter ended July, 31 2015. A copy of this public announcement is furnished as an exhibit. Further information about the Company is available at http://www.dataram.com.

The information provided in the attached press release and in this report may include forward-looking statements relating to future events, such as the development of new products, the pricing and availability of raw materials, or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On September 15, 2015, Dataram Corporation (the “Company”) issued a press release announcing results for the fiscal 2016 first quarter ended July 31, 2015. A copy of the press release is attached to this report as Exhibit 99.1 and is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed incorporated by reference into any of the Registrant’s registration statements or other filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Exhibits.

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Dataram Corporation Press Release dated September 15, 2015 announcing the results of operations for fiscal 2016 First quarter ended July 31, 2015. (Furnished not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

Date: September 15, 2015	By:	/s/ David A. Moylan
David A. Moylan
President and Chief Executive Officer